UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

Voyager Learning Company
 (Exact name of registrant as specified in its charter)

DELAWARE	001-07680	36-3580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2009, the Compensation Committee of the Board of Directors of Voyager Learning Company (the “Company”) met and agreed to update employment agreements and provide additional benefits to certain officers, in part to replace certain benefits that had expired under the current employment agreements of some officers.

Among the agreement changes approved for Richard Surratt, Ronald Klausner and Todd Buchardt, the Company’s named executive officers, and Bradley Almond, the Company’s Chief Financial Officer, are the following:

Mr. Surratt:

•	continuation of the guaranteed bonus of 85% of base salary and certain benefits through December 31, 2009;

•	additional incentive of 50% of base salary regarding evaluating strategic alternatives payable at the earliest of a change of control, termination of employment or December 31, 2009;

•	provision of the regular severance benefits under Mr. Surratt’s agreement for any termination of employment other than by the Company for cause; and

•	cash payment in lieu of participation in the Company’s prior supplemental executive retirement plan benefit in an amount equal to 15% of base salary and bonus payable pro rata upon a termination of employment or a change of control.

Mr. Klausner:

•	continuation through 2009 of a target bonus opportunity of 70% of base salary with a maximum bonus opportunity of 200% of such target bonus opportunity (140% of base salary) and a guarantee of such maximum bonus if a change of control occurs and Mr. Klausner does not voluntarily terminate his employment for at least six months after the change of control;

•	continuation of certain benefits through December 31, 2009; and

•	payment of the severance amount under Mr. Klausner’s agreement upon the sixth month anniversary after a change of control if Mr. Klausner has not voluntarily terminated his employment or been terminated by the Company for cause by such time .

Mr. Buchardt:

•	provision of the regular cash severance benefits and up to 18 months of post-termination health benefits for any termination of employment other than by the Company for cause;

•	payment of additional transition compensation of 50% of base salary at the earlier of December 31, 2009 or termination of employment other than by the Company for cause; and

•	pro rata bonus and cash payment in lieu of participation in the Company’s prior supplemental executive retirement plan benefit in an amount equal to 15% of base salary and bonus payable pro rata with respect to a termination of employment other than by the Company for cause.

Mr. Almond:

•	change in control incentive equal to $200,000 payable if a change in control occurs before December 31, 2009 and Mr. Almond remains employed through March 1, 2010 or is terminated without cause or terminates for good reason.

At the same meeting, the Compensation Committee determined bonuses based on 2008 performance as well as awarded discretionary bonuses including a discretionary bonus of $100,000 to Mr. Klausner, $148,328 to Mr. Buchardt, and $40,000 to Mr. Almond.

On February 25, 2009, the Board of Directors of the Company appointed Barbara Benson as the Principal Accounting Officer of the Company, effective February 25, 2009. Ms. Benson has been the Controller of the Company’s Voyager Expanded Learning operating unit located in Dallas, Texas, since 2007.

The information in this Current Report on Form 8-K, including Exhibits, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of Voyager Learning Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009	VOYAGER LEARNING COMPANY
	By:	/s/ Todd W. Buchardt
		Name:	Todd W. Buchardt
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Number	Exhibit
None